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Exhibit 1.2

JOINDER TO THE PURCHASE AGREEMENT

April 12, 2006

J.P. Morgan Securities Inc.

As Representative of the
several Initial Purchasers listed
in Schedule 1 to the Purchase
Agreement (as defined)

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

        Reference is made to the Purchase Agreement (the "Purchase Agreement") dated March 29, 2005, between Palace Entertainment Holdings, Inc., a Delaware corporation (the "Parent"), Palace Funding, Inc., a Delaware corporation ("Funding") and you as representative of the initial purchasers (the "Initial Purchasers"), concerning the purchase of the Securities (as defined in the Purchase Agreement) from the Issuers by the Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

        Each of the Issuers and the Subsidiary Guarantors listed on the signature pages hereto agree that this joinder agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and to induce the Initial Purchasers to purchase the Securities thereunder and is being executed concurrently with the consummation of the Acquisition.

        1.    Joinder.    Each of the parties hereto hereby agrees to be bound by the terms, conditions and other provisions including the representations, warranties, agreements, obligations, acknowledgments, confirmations and understandings of the Purchase Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally as an Issuer or a Subsidiary Guarantor thereunder and as if such party executed the Purchase Agreement on the date thereof. Any rights of the Initial Purchasers with respect to any parties executing this joinder agreement shall accrue solely from and after the Acquisition Closing Date and not prior to such time.

        2.    Representations, Warranties and Agreements of each of the Issuers and Subsidiary Guarantors.    Each of the Issures and the Subsidiary Guarantors represents and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof that:

          (a)   each Issuer and Subsidiary Guarantor has the corporate power to execute and deliver this joinder agreement and all corporate action required to be taken by the Issuer or the Subsidiary Guarantor for the due and proper authorization, execution, delivery and performance of this joinder agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this joinder agreement has been duly authorized, executed and delivered by such Issuer or Subsidiary Guarantor; and

          (b)   the representations, warranties and agreements of the Issuers and the Subsidiary Guarantors set forth in the Purchase Agreement are true and correct on and as of the date hereof.

        3.    GOVERNING LAW.    THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        4.    Counterparts.    This joinder agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

        5.    Headings.    The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this joinder agreement.

        If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this joinder agreement by signing in the space provided below, whereupon this joinder agreement will become a binding agreement between the Issuers and Subsidiary Guarantors party hereto and the several Initial Purchasers in accordance with its terms.

FESTIVAL FUN PARKS, LLC
By	/s/ JOHN A. CORA Title: CHIEF EXECUTIVE OFFICER AND PRESIDENT
PALACE FINANCE, INC.
By	/s/ JOHN A. CORA Title: CHIEF EXECUTIVE OFFICER AND PRESIDENT

SPLISH SPLASH AT
    ADVENTURELAND INC.
FAMILY FUN CENTER HOLDINGS LLC
SMARTPARKS – SAN JOSE INC.
SMARTPARKS – RIVERSIDE INC.
SMARTPARKS – SAN DIMAS INC.
RAGING WATERS GROUP INC.
WET "N WILD NEVADA INC.
SMARTPARKS – CAROLINA INC.
SMARTPARKS – FLORIDA INC.
SMARTPARKS – SILVER SPRINGS INC.
PALACE MANAGEMENT COMPANY LLC
By	/s/ JOHN A. CORA Title: PRESIDENT

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JOINDER TO THE PURCHASE AGREEMENT